Exhibit 99.2

Rocky Mountain Chocolate Factory, Inc.

NasdaqCM:RMCF

FQ2 2026 Earnings Call Transcripts

Tuesday, October 14, 2025 1:00 PM GMT

Call Participants

EXECUTIVES

Carrie E. Cass

Corporate Secretary & CFO

Jeffrey Richart Geygan

Interim CEO & Director

ANALYSTS

Peter Thomas Sidoti

Sidoti & Company, Inc.

ATTENDEES

Sean Mansouri

Elevate Ir

Presentation

Operator

Good morning, ladies and gentlemen. Thank you for standing by. Welcome to today's conference call to discuss Rocky Mountain Chocolate Factory's Financial Results for the Fiscal Second Quarter 2026. As a reminder, this conference call is being recorded. Joining us on the call today is the company's interim CEO, Jeff Geygan; and CFO, Carrie Cass.

Please be advised this conference call will contain statements that are considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain known and unknown risks and uncertainties as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These forward-looking statements are also subject to other risks and uncertainties that are described from time to time in the company's filings with the SEC. Do not place undue reliance on any forward-looking statements, which are being made only as of the date of this call. Except as required by law, the company undertakes no obligation to publicly update or revise any forward-looking statements.

And now, I will turn the call over to the company's Interim CEO, Jeff Geygan. Jeff, please go ahead.

Jeffrey Richart Geygan

Interim CEO & Director

Thank you, and good morning, everyone. Over the past 16 months, we've taken meaningful steps to modernize our business, strengthen operations and lay the groundwork for stable growth, progress that's now becoming evident across the enterprise. These foundational steps are largely complete, and our focus is shifting towards disciplined execution.

We're moving from transformational planning to transformational performance. The results of that shift are reflected in how we operate our business, how we support our franchisees and how we present our brand to customers. The changes we're making today and in the past are intended to create value for investors over the long run. In the short run, we've made many difficult personnel and operating decisions that had to be put in place despite the immediate cost. We believe those changes were necessary and are prerequisite to allowing the company to achieve its long-run potential. There's more work to be done with sales production and franchise development, but we believe we put the right people and processes in place to execute in ways that will allow us to return to historic levels of profitability over the coming quarters and years.

Today, I'll walk you through several developments that highlight our progress, including franchise growth, brand development and operational improvements as we move into the holiday season. Our ongoing operational challenges evidenced in our Q2 report are being met through a combination of improvements initiated by our new VP of Operations, who took over midway through the quarter. Within weeks of his onboarding, he laid out new money-saving strategies, including ways to eliminate overtime compensation, reduced scrap and waste and improve in-stock items to fulfill incoming franchisee orders as a first step to increasing the ratio of Durango products sold in every store, a significant financial opportunity for the company. In addition, we're continuing to overhaul our warehouse and logistics operations to ensure lean inventory levels and more frequent delivery to franchise locations as we expand our geographic footprint.

Continued improvement with operations is necessary as we enter our busy Q3 and Q4 holiday seasons, including both Christmas and Valentine's Day. We're well positioned to meet franchisee demand and that of our remaining specialty markets customers. We're deploying more technology and automation in our production facility today without compromising our beloved handcrafted legacy that accounts for much of the nostalgia from nearly 45 years of customer engagement and satisfaction.

Our franchise development momentum continues to build. We're seeing renewed enthusiasm from both existing and prospective operators who recognize the opportunity within the Rocky Mountain Chocolate Factory system. We hired a new VP of Franchise Development in August. He attended our September national franchisee convention and engaged with well over a dozen current franchisees to lay out a vision for future store growth and area development agreements.

We're continuing to canvass the U.S. and designate where we want to locate new stores in a very thoughtful and strategic array. The first wave of new store builds will come from our existing franchisees, followed by a group of new to the system operators. We're in discussions with several now with a focus on developing new markets where we've historically had little or no presence, including both north and south of the border, where we think there is significant development opportunity. This is a renaissance for Rocky Mountain Chocolate Factory. We're entering a new era of growth, but not growth for growth's sake. We'll be very intentional with every move we make, always looking for ways to create and enhance shareholder value.

We remain focused on increasing store ownership per franchisee, as I cited in our prior investor call. We recently opened a Charleston, South Carolina store, the first location to feature our refreshed branding and new store design, and the fourth store for this current franchisee. This location had its soft opening this summer, and we're planning a grand opening next month.

The Chicago State Street store remains on track to open around the holidays. Construction is underway. This location will also serve as a showcase for the new Rocky Mountain Chocolate Factory, from design and layout, to product presentation and customer experience.

We continue to build a healthy pipeline of new locations. We recently signed franchise agreements for the Palladio in Folsom, California, and the Jersey Shore Premium Outlets in Tinton Falls, New Jersey. We're also in the final stages of negotiation for a Houston Hobby Airport location. We recently completed our first remodel at the Corpus Christi, Texas company-owned store. As expected, store sales experienced an immediate pickup. And shortly afterwards, we had our busiest day in store history. As we have more empirical data related to remodels, we'll share that with investors.

The combination of openings, remodels and multiunit franchise interest gives us strong development pipeline, strongest we've had in years. More importantly, we're focused on quality over quantity, partnering with well-capitalized, experienced operators in attractive, high-traffic markets. Our disciplined approach to development and franchise recruitment is expected to drive meaningful long-term potential for our systems performance.

Turning to our rebrand. We've continued to make strong progress evolving the Rocky Mountain Chocolate Factory brand. Over the past year, we've modernized nearly every customer touch point, from our new logo, contemporary store design, updated packaging, refreshed website, makeover of our longtime mascot, Truffles the Bear, and the overall in-store experience. The refreshed look elevates the brand while maintaining the warmth, quality and authenticity customers have always associated with the Rocky Mountain Chocolate Factory.

We expect most of our remodel work across the system to begin in early calendar 2026, with the goal of having nearly all stores aligned with the new brand identity in 24 months. These remodels will include new exterior signage, updated interior layouts and enhanced merchandising designed to create a more cohesive and engaging customer experience across all stores, both new and remodeled.

We're making meaningful progress improving product presentation and packaging. Our new packaging has rolled out to most stores, and feedback from franchisees and customers has been positive. The updated design conveys the premium nature of our products and complements the in-store brand aesthetic. Our package is modular in design. So when franchisees asked for a new sampler package during our recent national convention, we were able to develop and roll that out in about 6 weeks, a feat never before even considered, but now a reality due to the -- our unique design, which allows us to take in customer data and respond rapidly as we adjust to real-time feedback.

In addition, we recently hired a new world-class R&D executive who has experience in the confectionery business. His addition to our team will accelerate the introduction of many new and exciting products to offer our franchisees and customers. Altogether, these initiatives are strengthening how customers experience our brand. They represent the next stage of our development, a consistent, elevated experience that supports the long-term franchisee success and a deeper customer connection.

We've been modernizing the way customers interact with Rocky Mountain Chocolate Factory brand online. Earlier this quarter, we launched our refreshed website, which reflects our contemporary identity and provides a cleaner premium look. This refresh is an important step in aligning our digital presence with the in-store experience, and features our updated package offerings just in time for the holidays. As originally conceived, our website will be an on-ramp for consumers to experience a small sampling of our delicious products, with all signs leading to a nearby store for the full selection of premium offerings. This will lead to our next iteration of store level SKU reorientation, in which every store will carry all of the items that Rocky Mountain Chocolate Factory offers, from Long Branch, New Jersey, to Huntington Beach, California.

To strengthen customer retention and engagement, we're preparing to roll out a new loyalty program. This loyalty program will deliver a personalized and mobile-friendly experience, allowing us to better understand purchasing behavior and reward purchase frequency. We plan to launch new programs shortly after the first of the year.

We're also expanding third-party delivery to meet customers where they are. Our partnership with DoorDash and other third-party delivery services continues to progress as we standardize store listings, locations and menu data across the system. We're encouraging franchisees to transition to DoorDash's storefront model, which provides broader reach with stronger unit economics compared to the traditional delivery structure. In addition, this creates an operating structure to expand across all major third-party delivery platforms, which will be an ongoing initiative for every location. The economics of these platforms are expected to be accretive to store level sales and profitability.

Taken together, our digital initiatives represent the next phase of customer engagement for the brand. They extend the Rocky Mountain Chocolate Factory experience beyond the store walls as we take our premium offerings to mobile, third-party delivery, and corporate customers, deepening relationships and supporting incremental profitable growth for our franchisees.

In August, we acquired a long-standing store in Camarillo, California for $165,000. Last year, that store generated $700,000 in sales. Under our management, it will shift to a more traditional mix of Durango and store-made products, creating a pickup in Durango production demand and improving store level profitability.

If you reference our segment analysis in the current 10-Q, you will see our retail operations have generated a pretax margin of between 15% and 20%. The acquisition of this store is expected to be accretive to our overall earnings. In addition, it gives us physical presence in the important Southern California marketplace, while also creating a third company-owned store that we'll use as a test bed to explore new ways to engage with customers. Over time, we expect to have more company-owned stores located in strategic markets where we can use those to test and develop best practices.

For too many years, we've often simply taken orders, not selling. The unique attributes of Rocky Mountain Chocolate Factory brand and experience need to be sold. A shift to selling represents a fundamental change in how we approach our customer engagement, and is the single most exciting opportunity on the horizon, pivoting to an in-store customer experience unlike anything the company has executed in decades. We're in the early stages of developing a clear articulation of our message for both franchisees and customers. We're developing a message that ties together our new logo, store design, packaging, website and Truffles the Bear. The next leg of our journey will show our transformation in its full color with all the possibilities this brand has previously been unable to capture.

Of course, operational execution remains a center of our attention. The team in Durango continues to work on driving efficiency gains as we prepare for the holiday season. We now have the flexibility to extend production hours and add shifts as needed to meet upcoming seasonal demands, thanks to the insight and experience of our new VP of Operations.

Inventory levels are healthy heading into the holidays, and our production plan is focused on maintaining freshness and product availability across the system. To support that, we've increased staffing to extend production run times, which improves efficiency and minimizes downtime between changeovers without incurring expense of overtime pay. Our raw materials and key ingredients are flowing well. We're positioned to meet demand for the season ahead. We've improved logistics by moving consumer packaging back to Durango, and added warehouse capacity in Albuquerque, taking it from Salt Lake City, and in the process, reducing transit time to the factory from 7 hours to 3 hours. This changes improved responsiveness and reduce transportation cost. Combined with disciplined pricing, freight optimization and ongoing process improvements, these initiatives are improving our cost structure and profitability

.

Culturally, this is a very different company than it was 16 months ago. We've built a leadership team, an organization that is aligned, accountable and focused on results. Across every function, from Durango to the field, there's a growing sense of purpose, collaboration and execution discipline. We've made tough decisions necessary to stabilize the business and have been deliberate in how we built for the future. The progress we're seeing now is a direct result of that approach.

Our transformation is continuing as planned. The foundation we've laid is solid. The factory is running more efficiently, franchisees have better tools and support, and our brand continues to evolve in ways that resonate with customers today. As we enter the holiday season, the organization is aligned around one simple objective: executional excellence. That means keeping product flowing, supporting franchisees and delivering a consistent premium customer experience.

As I began the call today, I reiterate, we are focused on creating value for our equity owners over time.

We will invariably experience unforeseen challenges in the short run, be those operational, personnel or resource driven, that we will have to navigate, but we'll never lose sight of where we're headed over the long run. Our goals are lofty. Our team is focused. Our mission is clear.

Thank you for your attention. With that, I'll turn the call over to our CFO, Carrie Cass, to step you through our fiscal Q2 financial results. Carrie?

Carrie E. Cass

Corporate Secretary & CFO

Thank you, Jeff. Please note that unless otherwise stated, all comparisons are on a year-over-year basis. Total revenue for the quarter was $6.8 million compared to $6.4 million in the same period last year. Product sales were $5.2 million compared to $4.9 million last year, and franchise and royalty fees were $1.6 million, up from $1.5 million in the same period last year.

The total product and retail gross profit was negative $33,000 compared to $0.6 million. The decrease reflects year-over-year comparability factors, the timing of inventory adjustments, and it's partially offset by continued factory efficiency gains. Total costs and expenses were $7.3 million, which were essentially flat compared to the same period last year. The net loss of $0.7 million or a negative -- or negative $0.09 per share compared to the net loss of $0.7 million or a negative $0.11 per share in the second fiscal quarter of '25.

Turning to the balance sheet. As of August 31, 2025, we had cash of $2 million compared to $0.7 million in February 28 of '25. During the quarter, we added $1.8 million in new borrowings to support working capital and seasonal needs. This included a $1.2 million term loan and $0.6 million incremental loan under our existing credit facility. Both loans carry the same 12% interest rate, interest-only payments in the same September 30 '27 maturity as the original $6 million facility established last year. As a result, total debt outstanding was $7.8 million as of August 31, '25.

This concludes our prepared remarks. We'll now open it up to Q&A. Operator, back to you.

Question and Answer

Operator

And our first question will be coming from Peter Sidoti of Sidoti & Company.

Peter Thomas Sidoti

Sidoti & Company, Inc.

Just a couple of quick questions. One, can you discuss the background of the new Chief Operating Officer?

Jeffrey Richart Geygan

Interim CEO & Director

Yes, of course, this is Luis Burgos. He has 30-plus years in manufacturing and operations. He has worked for start-ups with as few as 150 people and manage operations with over 3,000 people. He's operated in the U.S. and internationally. And notably, he was employed by Kimberly Clark on 2 separate occasions, but he has a fantastic experience and background, and he's fluent with the FDA rules and regulations.

Peter Thomas Sidoti

Sidoti & Company, Inc.

Okay. Great. As you open new stores, do you have targets for number of openings you expect of '26 and '27?

Jeffrey Richart Geygan

Interim CEO & Director

Peter, not that we've disclosed yet, but our stated goal is to be net positive in store growth on an annual basis, which means whatever the stores that are closed, we exceed that with new openings.

Peter Thomas Sidoti

Sidoti & Company, Inc.

And can you just discuss the thinking about between owned and franchised?

Jeffrey Richart Geygan

Interim CEO & Director

Yes, sure. Historically, the company has had relatively few owned stores. Philosophically, we think if we're going to be a good franchisor, we need to be able to talk the talk, run the businesses and have proof positive that we know what we're doing as an operator, not just as a franchisor.

We had, until recently, 2 stores, one in Durango, which we've owned for many, many years, and the second in Corpus Christi, which was acquired roughly 3 years ago, which has gone through a very nice turnaround. Camarillo, Texas -- our Camarillo, California, which I cited in our numbers here, was able to be purchased at a very attractive rate, put us in a strategic market where we have boots on the ground, which we think is relevant.

My expectation is in the not-too-distant future, we'll have a handful of additional stores that strategically put us into markets where we can develop and potentially turn around and sell a cluster of stores to a prospective franchisee, while we're developing those stores in those markets. And with each store, we'll have an opportunity to test new products, new practices.

Peter Thomas Sidoti

Sidoti & Company, Inc.

Okay. And just one last question. You seem to be burning a little cash at this point. Can you just talk tome, how long you think that will continue? And will there be a need for equity financing?

Jeffrey Richart Geygan

Interim CEO & Director

Yes. Well, of course, our fiscal Q1 and Q2 are historically our slow periods, our 3 and 4 are historically our better periods. We're performing to budget this year. And we -- the discussion about any type of capital raise would be one that would have to be considered with the Board of Directors.

Peter Thomas Sidoti

Sidoti & Company, Inc.

I'm sorry, could you just repeat it, so I understand it?

Jeffrey Richart Geygan

Interim CEO & Director

Yes, sure. Any type of capital raise would be at the discretion of the Board of Directors.

Peter Thomas Sidoti

Sidoti & Company, Inc.

Right. But you're burning cash at this point in time. Do you expect to continue to burn cash for the next 12 months?

Jeffrey Richart Geygan

Interim CEO & Director

We do not.

Peter Thomas Sidoti

Sidoti & Company, Inc.

You do not. All right. Great.

Operator

And I'm showing no further questions in the queue. I would now like to pass the call to Sean Mansouri for e-mail questions.

Sean Mansouri

Elevate Ir

Thank you, Latonya. To address a few questions that have come in via e-mail over the past week, Jeff, Carrie, first here, can you expand on what's driving the increase in franchise demand beyond the visual aspects of the brand? In other words, what tangible changes in the business are making RMCF a more investable system for operators today?

Jeffrey Richart Geygan

Interim CEO & Director

Yes. Thanks, Sean. It's a good question. For starters, I think one aspect of our offering that differentiates us from a lot of our competitive offerings is our relatively low labor model. And our world labor costs, among other things are rising, that's attractive.

Number two, with the new store design, we've been able to move more closely to a defined number in terms of what it would cost to build. And once we have the defined number, we've been able to reduce those costs. So I think our ability to articulate the ROI to a prospective franchisee in terms of cost to build and expected cash flow, those numbers are very attractive.

And again, we've worked with existing franchisees to try to get our store growth kick started. And frankly, it was -- in most cases, it was just simply a matter of asking our franchisees if they had an interest, to which most of them said, "Yes, I was waiting for some of the corporate ask. So that was an easy answer.

We've also hired a new VP of Franchise Development, as I mentioned during my prepared remarks. We started in August, who has 20-plus years of franchise development and has a proven track record of building small systems into larger systems. So we feel very optimistic about not just the design, the economics, but we're putting the mechanics in place to do this on a repeated basis.

And as I've said on several occasions, we're looking for financially sophisticated, well-capitalized entrepreneurial franchisees to join our system, and we've had conversations with a number of those type of investors recently.

Sean Mansouri

Elevate Ir

That's great. Moving on to the next one. Can you walk through what's changed in your factory operations that's most meaningfully impacting cost per unit or fulfillment reliability?

Jeffrey Richart Geygan

Interim CEO & Director

Sure. Carrie, do you want to take that?

Carrie E. Cass

Corporate Secretary & CFO

Sure. As Jeff mentioned, we just recently hired the new VP of Operations. He has made a number of changes in the factory, most of which have happened after the end of the quarter. So we're still testing best practices downstairs. We've made a lot of progress in a lot of areas in the business. That's one we're still working on.

Sean Mansouri

Elevate Ir

And with cocoa prices easing from historic highs, how are you thinking about the potential margin benefit and timing, including your hedging strategy and supplier costs?

Jeffrey Richart Geygan

Interim CEO & Director

Yes, it's a great question, good observation, too. As we speak, the price of metric ton of cocoa is $5,806. 16 months ago, for perspective, if we could lock into cocoa pricing at $8,000 per metric ton, I felt pretty lucky. $8,000 for many months was as low as it traded and then had bumped up a couple of times to $10,000 or $11,000.

But recently, for a variety of reasons that are mostly geopolitical and some weather-related, the price dipped below $8,000 into the $7,000 and $6,000 range. We took full advantage of that, locking in some amount of production. But bear in mind, we -- it's not an all or none and we're not in the spot market. So every time we lock at today's lower price, we still have the long tail backwards that our prices that we locked previously. But the highest price we've locked since I've been here is $8,000. So we expect that, that will pick up some margin and lower raw material costs. And this cocoa, of course, becomes chocolate for us. Chocolate represents 40% of our raw material costs. So this will be meaningful for us, and we expect to see improved margins over time as a result.

Sean Mansouri

Elevate Ir

Excellent. That concludes the e-mail portion of the Q&A session.

Latonya, over to you to close the call.

Operator

Certainly. And this concludes today's conference call. You may disconnect your phone lines at this time, and have a wonderful day. Thank you for your participation.

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